Exhibit 99.1

For Immediate Release

          ALLERGAN REPORTS THIRD QUARTER OPERATING RESULTS
          • Pharmaceutical Sales Increased 15% Percent for the Third Quarter
          • Board of Directors Declares Third Quarter Dividend

(IRVINE, Calif., November 1, 2004)— Allergan, Inc. (NYSE: AGN) today announced operating results for the third quarter ended September 24, 2004. Allergan also announced that its Board of Directors has declared a third quarter dividend of $0.09 per share, payable on December 9, 2004 to stockholders of record on November 10, 2004.

Operating Results
For the quarter ended September 24, 2004:

•	Allergan’s net sales were $510.8 million, including $26.0 million of non-pharmaceutical product sales, primarily consisting of contract manufacturing sales to Advanced Medical Optics, Inc. (AMO), a former subsidiary that was spun-off from Allergan on June 29, 2002.

•	Pharmaceutical sales were up 14.9 percent, or 13.0 percent at constant currency, compared to pharmaceutical sales in the third quarter of 2003.

•	Allergan reported $0.70 diluted earnings per share, including the recognition of a technology transfer fee received from Elan Corporation for the sale of Elan’s worldwide rights to Mybloc™ / Neurobloc™ injectable solution to Solstice Neurosciences, Inc. and the effect of an unrealized loss on the mark-to-market adjustment to foreign currency derivative instruments, totaling $4.9 million pre-tax, compared to the $0.57 diluted earnings per share reported for the third quarter of 2003.

•	Allergan’s adjusted diluted earnings per share were $0.67, representing a 17.5 percent increase compared to the adjusted diluted earnings per share of $0.57 reported for the third quarter of 2003. Adjusted diluted earnings per share for the third quarter of 2004 exclude the effects of the Elan technology transfer fee and the unrealized loss. A reconciliation of the adjustments made from reported earnings per share to adjusted earnings per share is contained in the financial tables of this document.

“We are extremely pleased with the Company’s results and performance in the third quarter. We continue to drive forward our key clinical programs, which are the fuel for our innovation and long-term sales growth,” said David E.I. Pyott, Allergan’s Chairman of the Board, President and Chief Executive Officer.

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Product and Pipeline Update
During the third quarter of 2004:

•	Allergan filed an Investigational New Drug Application (IND) with the United States Food & Drug Administration (FDA) for its proton pump inhibitor pro drug for the treatment of gastrointestinal disease.

•	Allergan filed an IND application with the FDA for an alpha adrenergic agonist for the treatment of neuropathic pain.

•	On July 12, 2004, the FDA Joint Dermatologic & Ophthalmic Drugs and Drug Safety & Risk Management Advisory Committee recommended against the approval of oral tazarotene for the treatment of moderate to very severe psoriasis.

•	On July 20, 2004, Allergan announced that the FDA approved Botox® (botulinum toxin type A) for the treatment of severe primary axillary hyperhidrosis (severe underarm sweating) that is inadequately managed with topical agents.

•	On August 2, 2004, Allergan announced that the FDA issued an approvable letter for its Lumigan®timolol combination product for glaucoma (bimatoprost 0.03 percent/timolol 0.05 percent ophthalmic solution).

•	On August 24, 2004, Allergan announced that it filed a patent infringement lawsuit against Alcon Laboratories, Inc., Alcon Research, Ltd. and Alcon, Inc. (NYSE: ACL) (collectively “Alcon”) in response to Alcon’s filing of a New Drug Application with the FDA under section 505(b)(2) of the Federal Food, Drug and Cosmetic Act. Alcon seeks to market a generic brimonidine tartrate ophthalmic solution 0.15% in the United States.

Following the end of the third quarter of 2004:

•	On September 27, 2004, Allergan announced that the FDA issued a non-approvable letter for oral tazarotene for the treatment of moderate to very severe psoriasis. Allergan will continue to work with the FDA towards its goal of bringing oral tazarotene to patients suffering from moderate to very severe psoriasis.

•	On October 8, 2004, Allergan and Peplin Ltd. agreed to discontinue their collaboration for the development and commercialization of skin cancer products in North America and South America based on Peplin’s proprietary and novel anti-cancer compound PEP005.

•	On October 8, 2004, Allergan announced that the jury in the Irena Medavoy vs. Arnold Klein, M.D., and Allergan, Inc. lawsuit found that Allergan’s product Botox® (botulinum toxin type A) was not responsible for the conditions Irena Medavoy alleged she suffered following her treatment with Botox® for migraine. The court also dismissed all claims against both Allergan and Dr. Klein pertaining to the California Business and Professions Code.

Effective July 9, 2004, Ronald M. Cresswell retired as a member of Allergan’s Board of Directors for personal health reasons.

On July 28, 2004, Allergan announced the appointments of Prof. Trevor M. Jones to the Company’s Board of Directors and Dr. Scott Whitcup to the position of Executive Vice President, Research & Development.

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Effective October 27, 2004, Allergan’s Board of Directors approved certain restructuring activities related to the planned termination of Allergan’s manufacturing and supply agreement with Advanced Medical Optics, Inc. Allergan anticipates that the pre-tax restructuring charges, expected to total between $24 million and $28 million, will be recorded beginning in the fourth quarter of 2004 up through the fourth quarter of 2005.

Outlook

•	For the fourth quarter of 2004, Allergan estimates:

•	Total pharmaceutical only sales between $495 million and $510 million.

•	Adjusted diluted earnings per share between $0.83 and $0.84.

•	For the full year of 2004:

•	Allergan is increasing the expected range of Alphagan® Franchise sales to between $245 million and $265 million.

•	Total pharmaceutical sales guidance, contract sales guidance and all other product sales guidance provided in July 2004 remains unchanged.

•	Income statement ratio guidance provided in July 2004 remains unchanged.

•	Allergan is narrowing its adjusted diluted earnings per share guidance to between $2.74 and $2.75. Adjusted diluted earnings per share guidance excludes any non-GAAP adjustments to diluted earnings per share. Non-GAAP adjustments include the restructuring activities discussed above.

Forward-Looking Statements

In this press release, the statements regarding the outlook for Allergan’s earnings per share and revenue forecasts, and the statements from Mr. Pyott, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance, of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of

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products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; and the state of the economy worldwide, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements.

Additional information concerning these and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting Allergan and its Businesses” in Allergan’s 2003 Form 10-K and the Company’s Form 10-Q for the quarter ended June 25, 2004. Copies of Allergan’s press releases and additional information about Allergan is available on the World Wide Web at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.

Allergan, Inc., with headquarters in Irvine, California, is a technology-driven, global health care company providing specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the eye care, neuromodulator, skin care and other specialty markets that deliver value to its customers, satisfy unmet medical needs, and improve patients’ lives.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Ashwin Agarwal (714) 246-4582 (investors)
Stephanie Fagan (714) 246-5232 (media)

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ALLERGAN, INC.
Condensed Consolidated Statements of Earnings and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Three months ended
in millions, except per share amounts	September 24, 2004				September 26, 2003
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Product sales
Net sales	$510.8	$—		$510.8	$443.3	$—		$443.3
Cost of sales	99.1	—		99.1	82.8	—		82.8

Product gross margin	411.7	—		411.7	360.5	—		360.5
Research services
Research service revenues	—	—		—	—	—		—
Cost of research services	—	—		—	—	—		—

Research services margin	—	—		—	—	—		—
Selling, general and administrative	195.5			195.5	171.1	—		171.1
Research and development	83.0	—		83.0	81.0	—		81.0

Operating income	133.2	—		133.2	108.4	—		108.4
Interest income	2.6	—		2.6	2.6	—		2.6
Interest expense	(6.8)	—		(6.8)	(3.9)	—		(3.9)
Unrealized gain (loss) on derivative instruments, net	(0.1)	0.1	(a)	—	0.1	(0.1	)(a)	—
Gain on investments, net	—	—		—	0.2	—		0.2
Other, net	3.6	(5.0	)(b)	(1.4)	(1.0)	—		(1.0)

	(0.7)	(4.9)		(5.6)	(2.0)	(0.1)		(2.1)

Earnings before income taxes and minority interest	132.5	(4.9)		127.6	106.4	(0.1)		106.3
Provision (benefit) for income taxes	40.3	(1.9	)(c)	38.4	29.8	—		29.8
Minority interest	0.2	—		0.2	0.6	—		0.6

Net earnings	$92.0	$(3.0)		$89.0	$76.0	$(0.1)		$75.9

Net earnings per share:
Basic	$0.70			$0.68	$0.58			$0.58

Diluted	$0.70			$0.67	$0.57			$0.57

Weighted average number of common shares outstanding:
Basic	131.5			131.5	130.5			130.5
Diluted	132.2			132.2	133.0			133.0
Selected ratios as a percentage of net sales
Gross profit	80.6%			80.6%	81.3%			81.3%
Selling, general and administrative	38.3%			38.3%	38.6%			38.6%
Research and development	16.2%			16.2%	18.3%			18.3%

(a)	Unrealized gain/(loss) on the mark-to-market adjustment to derivative instruments.

(b)	Technology transfer fee.

(c)	Tax effect for non-GAAP adjustments.

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and nine months ended September 24, 2004 and September 26, 2003. Allergan believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

In this press release, Allergan reported the non-GAAP financial measure “adjusted earnings” and related “adjusted diluted earnings per share.” Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Specifically, Allergan believes that a report of adjusted earnings provides consistency in its financial reporting and facilitates the comparison of results of core business operations between its current, past and future periods. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.

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ALLERGAN, INC.
Condensed Consolidated Statements of Earnings and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Nine months ended
in millions, except per share amounts	September 24, 2004				September 26, 2003
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Product sales
Net sales	$1,489.4	$—		$1,489.4	$1,276.0	$—		$1,276.0
Cost of sales	282.9	—		282.9	231.3	—		231.3

Product gross margin	1,206.5	—		1,206.5	1,044.7	—		1,044.7
Research services
Research service revenues	—	—		—	16.0	—		16.0
Cost of research services	—	—		—	14.5	—		14.5

Research services margin	—	—		—	1.5	—		1.5
Selling, general and administrative	572.8	2.4	(a)	575.2	526.2	—		526.2
Research and development	257.6	—		257.6	492.6	(278.8	)(b)	213.8

Operating income	376.1	(2.4)		373.7	27.4	278.8		306.2
Interest income	6.8	—		6.8	10.7	—		10.7
Interest expense	(14.2)	—		(14.2)	(12.2)	—		(12.2)
Unrealized gain (loss) on derivative instruments, net	0.1	(0.1	)(c)	—	(0.9)	0.9	(c)	—
Gain on investments, net	—	—		—	—	—		—
Other, net	2.3	(5.0	)(d)	(2.7)	(1.6)	—		(1.6)

	(5.0)	(5.1)		(10.1)	(4.0)	0.9		(3.1)

Earnings before income taxes and minority interest	371.1	(7.5)		363.6	23.4	279.7		303.1
Provision (benefit) for income taxes	105.8	3.2	(e)	109.0	(16.2)	101.0	(f)	84.8
Minority interest	0.7	—		0.7	1.3	—		1.3

Net earnings	$264.6	$(10.7)		$253.9	$38.3	$178.7		$217.0

Net earnings per share:
Basic	$2.02			$1.93	$0.29			$1.67

Diluted	$1.99			$1.91	$0.29			$1.64

Weighted average number of common shares outstanding:
Basic	131.3			131.3	130.2			130.2
Diluted	133.0			133.0	132.1			132.5
Selected ratios as a percentage of net sales
Gross profit	81.0%			81.0%	81.9%			81.9%
Selling, general and administrative	38.5%			38.6%	41.2%			41.2%
Research and development	17.3%			17.3%	38.6%			16.8%

(a)	Patent infringement settlement.

(b)	In-process research and development charge related to the acquisition of Bardeen Sciences Company, LLC.

(c)	Unrealized gain/(loss) on the mark-to-market adjustment to derivative instruments.

(d)	Technology transfer fee.

(e)	Favorable recovery of previously paid state income taxes and tax effect for non-GAAP adjustments.

(f)	Tax effect for non-GAAP adjustments.

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States. See non-GAAP financial measures disclosure on previous page.

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ALLERGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 24,	December 31,
in millions	2004	2003
Assets
Cash and equivalents	$778.9	$507.6
Trade receivables, net	262.0	220.1
Inventories	84.8	76.3
Other current assets	111.5	124.2

Total current assets	1,237.2	928.2
Property, plant and equipment, net	448.2	422.5
Other noncurrent assets	413.8	404.2

Total assets	$2,099.2	$1,754.9

Liabilities and stockholders’ equity
Notes payable	$21.6	$24.4
Accounts payable	97.3	87.2
Accrued expenses and income taxes	306.8	271.8

Total current liabilities	425.7	383.4
Long-term debt	568.3	573.3
Other liabilities	107.7	79.6
Stockholders’ equity	997.5	718.6

Total liabilities and stockholders’ equity	$2,099.2	$1,754.9

Days on Hand (DOH)	78	78
Days Sales Outstanding (DSO)	47	42
Cash, net of debt	$189.0	$(90.1)
Debt-to-capital percentage	37.2%	45.4%

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ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

in millions, except per share amounts	Three months ended		Nine months ended
	September 24,	September 26,	September 24,	September 26,
	2004	2003	2004	2003
Net earnings, as reported	$92.0	$76.0	$264.6	$38.3
Non-GAAP pre-tax adjustments:
Technology transfer fee	(5.0)	—	(5.0)	—
In-process research and development	—	—	—	278.8
Patent infringement settlement	—	—	(2.4)	—
Unrealized (gain) loss on derivative instruments	0.1	(0.1)	(0.1)	0.9

	87.1	75.9	257.1	318.0
Tax effect for above items	1.9	—	2.9	(101.0)
State income tax recovery	—	—	(6.1)	—

Adjusted diluted earnings	89.0	75.9	253.9	217.0
Interest expense from convertible subordinated notes, net of tax	—	0.2	—	0.6

	$89.0	$76.1	$253.9	$217.6

Weighted average number of shares issued	131.5	130.5	131.3	130.2
Net shares assumed issued using the treasury stock method for options outstanding during each period based on average market price	0.7	2.1	1.7	1.9
Dilutive effect of assumed conversion of convertible subordinated notes outstanding	—	0.4	—	0.4

	132.2	133.0	133.0	132.5

Diluted earnings per share, as reported	$0.70	$0.57	$1.99	$0.29
Non-GAAP earnings per share adjustments:
Technology transfer fee	(0.03)	—	(0.03)	—
In-process research and development	—	—	—	1.34
Patent infringement settlement	—	—	(0.01)	—
State income tax recovery	—	—	(0.04)	—
Unrealized (gain) loss on derivative instruments	—	—	—	0.01

Adjusted diluted earnings per share	$0.67	$0.57	$1.91	$1.64

Year over year change	17.5%		16.5%

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ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)

	Three months ended
	September 24,	September 26,	$ change in net sales			Percent change in net sales
	2004	2003	Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$285.4	$252.8	$32.6	$27.5	$5.1	12.9%	10.9%	2.0%
Botox/Neuromodulator	174.6	139.9	34.7	31.8	2.9	24.8%	22.7%	2.1%
Skin Care	24.8	29.2	(4.4)	(4.4)	—	(15.1)%	(15.1)%	—%

Total	484.8	421.9	62.9	54.9	8.0	14.9%	13.0%	1.9%
Other (primarily contract sales)	26.0	21.4	4.6	4.6	—	21.5%	21.5%	—%

Net sales, as reported	$510.8	$443.3	$67.5	$59.5	$8.0	15.2%	13.4%	1.8%

Alphagan P and Alphagan	$73.0	$71.4	$1.6	$0.4	$1.2	2.2%	0.6%	1.6%
Lumigan	60.3	46.8	13.5	12.3	1.2	28.8%	26.3%	2.5%
Other Glaucoma	4.6	5.5	(0.9)	(1.1)	0.2	(16.4)%	(20.0)%	3.6%
Restasis	24.1	10.7	13.4	13.5	(0.1)	125.2%	126.2%	(1.0)%
Tazorac, Zorac and Avage	18.8	22.3	(3.5)	(3.6)	0.1	(15.7)%	(16.1)%	0.4%
Domestic	69.2%	69.3%
International	30.8%	30.7%

	Nine months ended
	September 24,	September 26,	$ change in net sales			Percent change in net sales
	2004	2003	Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$835.1	$727.1	$108.0	$87.7	$20.3	14.9%	12.1%	2.8%
Botox/Neuromodulator	502.2	406.1	96.1	85.1	11.0	23.7%	21.0%	2.7%
Skin Care	73.9	79.8	(5.9)	(6.0)	0.1	(7.4)%	(7.5)%	0.1%

Total	1,411.2	1,213.0	198.2	166.8	31.4	16.3%	13.8%	2.5%
Other (primarily contract sales)	78.2	63.0	15.2	15.0	0.2	24.1%	23.8%	0.3%

Net sales, as reported	$1,489.4	$1,276.0	$213.4	$181.8	$31.6	16.7%	14.2%	2.5%

Alphagan P and Alphagan	$204.7	$213.6	$(8.9)	$(13.3)	$4.4	(4.2)%	(6.2)%	2.0%
Lumigan	171.1	129.6	41.5	37.1	4.4	32.0%	28.6%	3.4%
Other Glaucoma	14.8	16.7	(1.9)	(2.8)	0.9	(11.4)%	(16.8)%	5.4%
Restasis	65.5	22.5	43.0	43.0	—	191.1%	191.1%	—%
Tazorac, Zorac and Avage	53.9	58.9	(5.0)	(5.0)	—	(8.5)%	(8.5)%	—%
Domestic	69.4%	70.7%
International	30.6%	29.3%

In this press release, Allergan reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

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